Exhibit 5.1

[Letterhead of O’Melveny & Myers LLP]

January 6, 2017

Progenics Pharmaceuticals, Inc.

One World Trade Center

New York, New York 10007

Progenics Pharmaceuticals, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of (i) debt securities of the Company (the “Debt Securities”), (ii) common stock, par value $0.0013 per share, of the Company (the “Common Stock”), (iii) preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (iv) warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination thereof (the “Warrants”), (v) rights to purchase Debt Securities, Preferred Stock, Common Stock or any combination thereof (the “Rights”) and (vi) units of the Company consisting of one or more of Debt Securities, Common Stock, Preferred Stock, Warrants or Rights (the “Units” and, together with the Debt Securities, the Common Stock, the Preferred Stock, the Warrants and the Rights, the “Securities”). The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

The Company Debt Securities will be issued pursuant to an Indenture (the “Indenture”) between the Company and the trustee party thereto (the “Trustee”), a form of which is attached as an exhibit to the Registration Statement.

In that connection, we have reviewed the following:

(a)	The form of Indenture.

(b)	The Registration Statement.

(c)	The Prospectus.

(d)	The Amended and Restated Certificate of Incorporation, as amended through the date hereof.

(e)	The Amended and Restated By-laws, as amended through the date hereof.

The documents described in the foregoing clauses (a) through (e) are collectively referred to as the “Opinion Documents.”

We have also reviewed originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of documents submitted to us as originals.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company.

(e)	That:

(i)     The issuance and delivery by the Company of the Securities and the execution, delivery and performance by the Company of the Opinion Documents:

(A)	do not and will not, except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(B)	do not and will not result in any conflict with, or breach of, any agreement or document binding on it.

(ii)     Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is or will be a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(f)

At the time of any offering or sale, the Securities and any documents relating thereto will have been specifically authorized for issuance and execution and delivery by the Company by its Board of Directors or pursuant to authority established by the Board of Directors.

(g)	The Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded.

(h)

Any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto) that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the transactions governed by the Opinion Documents and the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.

When (a) the Indenture has been duly authorized by all necessary action (corporate or otherwise) and validly executed and delivered by each of the Company and the Trustee, (b) the Trustee has been qualified to act as Trustee under the Indenture and has duly executed and delivered the Indenture, (c) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (d) the Debt Securities have been duly authorized by all necessary action (corporate or otherwise) and the form and terms thereof have been established in accordance with the Indenture, and (e) the Debt Securities have been duly executed and authenticated in accordance with terms of the Indenture and issued, sold and delivered in the manner and for the consideration approved by the Board of Directors or pursuant to authority established by the Board of Directors as set forth in the Prospectus and any Prospectus Supplement, the Debt Securities (including any Debt Securities issuable upon exercise of Warrants or as a component of any Units) will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture.

2.

When (a) the issuance and terms of the Preferred Stock have been duly authorized by all necessary action (corporate or otherwise), including the adoption of a certificate of designation and the filing thereof in accordance with the DGCL (b) the Preferred Stock is issued, sold and delivered in the manner and for the consideration (not less than the par value thereof) approved by the Board of Directors as set forth in the Prospectus and any Prospectus Supplement, and (c) if the Preferred Stock is in certificated form, the certificates representing the Preferred Stock have been duly executed, countersigned, registered and delivered, the Preferred Stock (including any Preferred Stock issuable upon exercise of Warrants or upon conversion, exercise or exchange of other Securities or as a component of any Units) will be validly issued, fully paid and nonassessable.

3.

When (a) the Common Stock has been duly authorized by all necessary action (corporate or otherwise), (b) the Common Stock is issued sold and delivered in the manner and for the consideration (not less than the par value thereof) approved by the Board of Directors as set forth in the Prospectus and any Prospectus Supplement, and (c) if the Common Stock is in certificated form, the certificates representing the Common Stock have been duly executed, countersigned, registered and delivered, the Common Stock (including any Common Stock issuable upon exercise of Warrants or upon conversion, exercise, or exchange of other Securities or as a component of any Units) will be validly issued, fully paid and nonassessable.

4.

When (a) the Warrants have been duly authorized by all necessary action (corporate or otherwise), including, if applicable, the due authorization and reservation of any underlying Securities, (b) the related warrant agreement has been duly authorized by all necessary action (corporate or otherwise) and such warrant agreement has been duly executed and delivered by the Company and any warrant agent, and (c) the Warrants have been duly executed in accordance with the terms of the related warrant agreement and issued, sold and delivered in the manner and for the consideration approved by the Board of Directors or pursuant to authority established by the Board of Directors as set forth in the in the Prospectus and any Prospectus Supplement, the Warrants (including any Warrants issuable as a component of any Units) will constitute valid and legally binding obligations of the Company.

5.

When (a) the Rights have been duly authorized by all necessary action (corporate or otherwise), including, if applicable, the due authorization and reservation of any underlying Securities, (b) the related rights agreement has been duly authorized by all necessary action (corporate or otherwise) and such rights agreement has been duly executed and delivered by the Company and any rights agent, and (c) the Rights have been duly executed in accordance with the terms of the related rights agreement and issued, sold and delivered in the manner and for the consideration approved by the Board of Directors or pursuant to authority established by the Board of Directors as set forth in the in the Prospectus and any Prospectus Supplement, the Rights (including any Rights issuable as a component of any Units) will constitute valid and legally binding obligations of the Company.

6.

When (a) the Units have been duly authorized by all necessary action (corporate or otherwise), including the due authorization of any component Securities, (b) the related unit agreement has been duly authorized by all necessary action (corporate and otherwise) and such unit agreement has been duly executed and delivered by the Company and any unit agent, and (c) the Units have been duly executed in accordance with the terms of the related unit agreement and issued, sold and delivered in the manner and for the consideration approved by the Board of Directors or pursuant to authority established by the Board of Directors as set forth in the Prospectus and any Prospectus Supplement, the Units will constitute valid and legally binding obligations of the Company.

Our opinions expressed above are subject to the following qualifications:

(a)          Our opinions in paragraphs 1, 4, 5 and 6 above are subject to:

(i)	the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws);

(ii)

the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law);

(iii)	public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own gross negligence, willful misconduct or unlawful conduct; and

(iv)	the unenforceability under certain circumstances of broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by law.

(b)	With respect to Securities denominated in a currency other than United States dollars, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars

(c)	Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

This opinion letter is expressly limited to the matters set forth above and speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours, /s/ O’Melveny & Myers LLP